                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



         Filed by the registrant  [X]
         Filed by a party other than the registrant  [ ]


         Check the appropriate box:
         [ ]  Preliminary proxy statement
         [X]  Definitive proxy statement
         [ ]  Definitive additional materials
         [ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        PHOENIX INTERNATIONAL LTD., INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)


Payment of filing fee (Check the appropriate box):
         [X]  No fee required.
         [ ]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
              14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
         [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         [ ]  Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                        PHOENIX INTERNATIONAL LTD., INC.
                            500 INTERNATIONAL PARKWAY
                             HEATHROW, FLORIDA 32746

                                 March 27, 1998

TO OUR SHAREHOLDERS:

         You are cordially invited to attend the 1998 Annual Meeting of Shareholders (the "Annual Meeting") of Phoenix International Ltd., Inc. (the "Company"). The Annual Meeting will be held at the Company's Corporate Headquarters located at 500 International Parkway, Heathrow, Florida 32746 on Friday, May 8, 1998, at 10:00 a.m., local time. The attached Notice of Annual Meeting and Proxy Statement describe the formal business expected to be transacted at the Annual Meeting. In addition to the specific matters to be acted upon, there also will be a report on the operations of the Company, and directors and officers of the Company will be present to respond to your questions.

         Included with the Proxy Statement is a copy of the Company's Annual Report to Shareholders. We encourage you to read the Annual Report. It includes the Company's audited financial statements for the year ended December 31, 1997 as well as information on the Company's operations, markets, products and services.

         Please use this opportunity to take part in the affairs of the Company by voting on the business to come before this Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO MARK, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting and to vote your shares in person for the matters acted upon at the Annual Meeting.

         We look forward to seeing you at the Annual Meeting.

                                    Sincerely,


                                    /s/ Bahram Yusefzadeh
                                    Bahram Yusefzadeh
                                    Chairman of the Board of Directors and
                                    Chief Executive Officer

                        PHOENIX INTERNATIONAL LTD., INC.
                            500 INTERNATIONAL PARKWAY
                             HEATHROW, FLORIDA 32746
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON FRIDAY, MAY 8, 1998

TO OUR SHAREHOLDERS:

         NOTICE IS HEREBY GIVEN THAT the 1998 Annual Meeting of Shareholders (the "Annual Meeting") of Phoenix International Ltd., Inc., a Florida corporation (the "Company"), will be held at the Company's Corporate Headquarters located at 500 International Parkway, Heathrow, Florida 32746 on Friday, May 8, 1998, at 10:00 a.m., local time, for the following purposes:

         1. to elect three Class II directors to serve for three-year terms and to elect one Class III director to serve for a one-year term;

         2. to consider and act upon the proposal to amend the Company's 1995 Stock Option Plan, effective as of October 21, 1995, to increase the shares reserved for issuance thereunder and other matters therein;

         3. to consider and act upon the proposal to amend the Company's 1996 Director Stock Option Plan to increase the shares reserved for issuance thereunder and other matters therein;

         4. to consider and act upon the proposal to adopt the Company's 1998 Employee Stock Purchase Plan; and

         5. to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Only shareholders of record at the close of business on March 16, 1998 are entitled to notice of, and to vote at, the Annual Meeting and at any continuation or adjournment thereof. In accordance with the Florida Business Corporation Act (the "Florida Law"), a list of shareholders entitled to vote at the Annual Meeting shall be open to the examination of any shareholder, his agent or attorney for any purpose germane to the Annual Meeting upon written notice, all as provided by the Florida Law, during regular business hours at the Company's Corporate Headquarters located at 500 International Parkway, Heathrow, Florida 32746, from April 29, 1998 to May 8, 1998, and the list shall be available for inspection at the Annual Meeting by any shareholder that is present.

                                    By Order of the Board of Directors,


                                    /s/ GLENN W. STURM
                                    GLENN W. STURM
                                    GENERAL COUNSEL AND SECRETARY

Heathrow, Florida
March 27, 1998

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE.

                        PHOENIX INTERNATIONAL LTD., INC.
                            500 INTERNATIONAL PARKWAY
                             HEATHROW, FLORIDA 32746


                      PROXY STATEMENT FOR ANNUAL MEETING OF
                 SHAREHOLDERS TO BE HELD ON FRIDAY, MAY 8, 1998



         This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are being furnished to the shareholders of Phoenix International Ltd., Inc., a Florida corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors (the "Board") of the Company for use at the 1998 Annual Meeting of Shareholders (the "Annual Meeting"). The Annual Meeting will be held on Friday, May 8, 1998 at 10:00 a.m., local time, at the Company's Corporate Headquarters located at 500 International Parkway, Heathrow, Florida 32746.

VOTING RIGHTS AND VOTES REQUIRED

         All shareholders of record of the Company's common stock, par value $0.01 per share (the "Common Stock"), on March 16, 1998, the record date, will be entitled to vote at the Annual Meeting or any continuation or adjournment thereof. At the close of business on the record date, the Company had 5,557,879 shares of Common Stock outstanding and entitled to vote. A majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. Each holder of record of Common Stock on the record date is entitled to one vote for each share of Common Stock so held on each matter to be voted upon at the Annual Meeting. This Proxy Statement and the accompanying Notice of Annual Meeting, Proxy Card and the Company's Annual Report to Shareholders were first mailed to the shareholders on or about March 27, 1997.

         The directors to be elected at the Annual Meeting will be elected by the affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Annual Meeting in person or by proxy. Because the directors will be elected by a plurality vote and assuming such election is uncontested, votes withheld from any one or more nominees will not have any effect on the outcome of the election of directors.

         Approval and ratification of the amendments to the Company's 1995 Stock Option Plan, effective as of October 21, 1995 (the "October Plan") and the Company's 1998 Director Stock Option Plan (the "1996 Director Plan") and approval and ratification of the adoption of the Company's 1998 Employee Stock Purchase Plan (the "Purchase Plan"), and actions with respect to any other matter that may properly come before the Annual Meeting will require the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote on the matter. Abstentions will be counted in determining the total number of shares present and entitled to vote on each such proposal. Accordingly, although not counted as a vote "for" or "against" a proposal, an abstention on any such proposal will have the same effect as a vote "against" that proposal.

APPOINTMENT AND REVOCATION OF PROXIES

         The Board has designated Bahram Yusefzadeh and Raju M. Shivdasani, and each or either of them, as proxies to vote the shares of Common Stock solicited on its behalf. If the Proxy Card is executed and returned, it may nevertheless be revoked at any time before it has been exercised by: (i) giving written notice to the Secretary of the Company; (ii) delivery of a properly completed later dated proxy; or (iii) attending the Annual Meeting and voting in person. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company or its transfer agent. The mere presence at the Annual Meeting of the shareholder who has appointed a proxy will not revoke the prior appointment. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the Proxy Card by the shareholder or, if no instructions are indicated, will be voted FOR the slate of directors described herein, FOR the proposal to amend the October Plan, FOR the proposal to amend the 1996 Director Plan, FOR the proposal to adopt the Purchase Plan, and as to any other matter that may be properly brought before the Annual Meeting, in accordance with the judgment of the proxy holders.

EXPENSES OF SOLICITATION

         The expense of soliciting proxies will be borne by the Company. The Company does not expect to pay any compensation for the solicitation of proxies but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy material to principals and obtaining their proxies. Certain directors, officers and other employees of the Company, without additional compensation, may use their personal efforts, by personal interview, telephone, facsimile or otherwise, to obtain proxies in addition to solicitation by mail.


                      PROPOSAL NO. 1: ELECTION OF DIRECTORS

         At the Annual Meeting, the shareholders will elect three Class II directors to hold office for three-year terms and one Class III director to hold office for a one-year term or until successors have been elected and qualified or until any such director's earlier resignation or removal. Mr. Shivdasani was appointed by the Board to fill an unexpired Class III term and under Florida law the term of a director appointed to fill an unexpired term expires at the next annual meeting of shareholders. Each nominee is presently available for election and is a member of the Board. If any nominee should become unavailable, which is not now anticipated, the persons voting the accompanying proxy may in their discretion vote for a substitute. The following table sets forth the name and age of each person nominated for election as a director; the principal occupation, business or employment of the nominee during the last five years, all other positions with the Company now held by the nominee and the name of any publicly-traded corporation of which the nominee is a director; and the date on which the nominee first became a director of the Company.

         THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

                                       POSITIONS WITH THE COMPANY;
                                       PRINCIPAL OCCUPATIONS DURING                DIRECTOR OF THE
NAME (AGE)                         PAST FIVE YEARS; OTHER DIRECTORSHIPS             COMPANY SINCE        CLASS
----------                         ------------------------------------             -------------        -----
Paul A. Jones (43)         Chief Executive Officer (since 1996), President (from          1995             II
                           1986 to 1996) and director (since 1990) of Glenview
                           State Bank; director of Cummins-American Corp. and
                           Cummins-Allison Corp.

J. Michael Murphy (57)     Division President, Palex, Inc. since 1998; President          1993             II
                           of Drum Service Co. of Florida from 1977 until its
                           merger in February 1998 with Palex, Inc.; Director of
                           Lochaven Federal Savings and Loan Association,
                           Orlando, Florida since 1988 (Chairman of the Board
                           1995-1996).

Glenn W. Sturm (44)        Partner, Corporate Chairman and member of the                  1996             II
                           Executive Committee in the law firm of Nelson Mullins
                           Riley & Scarborough, L.L.P., Atlanta, Georgia since
                           1992.

Raju M. Shivdasani (47)    President, Chief Operating Officer and Director                1998             III
                           (since January 1998); Senior Vice President and
                           Division President of International Sales (from July
                           1996 to January 1998); Group Executive Vice President
                           of the bank services sector for Fiserv, Inc. and
                           President of CBS Worldwide, a banking software
                           division of Fiserv, Inc. (from 1990 to 1996)

DIRECTOR COMPENSATION

         In June 1996, the Company adopted and the shareholders approved the Phoenix International Ltd., Inc. 1996 Director Stock Option Plan (the "1996 Director Plan"). The 1996 Director Plan provides for the granting of non-qualified stock options to the directors of the Company. The 1996 Director Plan originally authorized the issuance of up to 99,000 shares of Common Stock pursuant to options having an exercise price equal to the fair market value of the Common Stock on the date of grant. The 1996 Director Plan contains provisions providing for adjustment of the number of shares available for option and subject to unexercised options in the event of stock splits, dividends payable in Common Stock, business combinations or certain other events affecting the Common Stock. The Board administers the 1996 Director Plan subject to certain limitations.

         At its meeting on January 30, 1998, the Board approved certain amendments to the 1996 Director Plan. These amendments increased the number of shares reserved for issuance under the 1996 Director Plan to 200,000 and revised the issuance under the 1996 Director Plan to provide for the grant of an increased number of options thereunder. As of February 28, 1998, options to acquire 61,000 shares of Common Stock were outstanding under the 1996 Director Plan. For a more detailed description of the 1996 Director Plan, see "Proposal No. 3: Approval and Ratification of the Amendments to the 1996 Director Plan."

         In addition, the Company has paid all travel expenses and reimbursed the directors for their out of pocket expenses related to their services as directors. Directors do not receive cash fees for their services as directors of the Company.

BOARD MEETINGS AND COMMITTEES

         The Board met or acted by written consent seven times during the fiscal year ended December 31, 1997. Standing committees of the Board currently include: an Executive Committee, an Audit Committee, and a Compensation and Stock Option Committee. Each director attended at least 75% of all Board and relevant committee meetings during the year ended December 31, 1997.

         Messrs. Fenton, Holly, Murphy and Yusefzadeh (Chairman) are presently the members of the Executive Committee. The Executive Committee met or acted by written consent four times during the year ended December 31, 1997. The Executive Committee is vested with all the powers of the Board, except that the Executive Committee cannot take action to: (i) approve or recommend to shareholders actions or proposals required by the Florida Business Corporation Act (the "Florida Law") to be approved by the shareholders; (ii) fill vacancies on the Board or any committee thereof; (iii) adopt, amend or repeal the Amended and Restated Bylaws (the "Bylaws"); (iv) authorize or approve the reacquisition of shares; (v) authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences and limitations of a voting group; and (vi) take any other action not permitted to be delegated to a committee under the Florida Law or the Bylaws.

         The Executive Committee also acts as the nominating committee of the Board. The Executive Committee recommends qualified candidates for election as officers and directors of the Company. Shareholders who wish to recommend candidates for consideration by the Board may do so by writing to the Secretary of the Company, which notice must be received by the Company not less than 90 days prior to the anniversary of the previous year's annual meeting and must provide the candidate's name, biographical data and qualifications in accordance with the Bylaws.

         Messrs. Fenton (Chairman), Hess and Sturm are presently the members of the Audit Committee. The Audit Committee met once during the year ended December 31, 1997. The principal functions of the Audit Committee are reviewing the Company's internal controls and the objectivity of its financial reporting, making recommendations regarding the Company's employment of independent auditors and reviewing the annual audit with the auditors.

         Ms. Ernst and Messrs. Holly (Chairman), Jones and Yusefzadeh (non-voting member) are presently the members of the Compensation and Stock Option Committee. Neither Ms. Ernst nor Messrs. Holly or Jones have been an officer or an employee of the Company at any time. The Compensation and Stock Option Committee met or acted by written consent four times during the year ended December 31, 1997. The functions of the Compensation and Stock Option Committee are to review and set the compensation of the Company's Chief Executive Officer and certain of its most highly compensated officers, including salaries, bonuses and other incentive plans, stock options and other forms of compensation, and to administer the Phoenix International Ltd., Inc. 1995 Employee Stock Option Plan, effective as of March 18, 1995 (the "March Plan"), and the October Plan. Mr. Yusefzadeh does not vote on any matter placed before the Compensation and Stock Option Committee. See "Report of the Compensation and Stock Option Committee on Executive Compensation."

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information, as of February 28, 1998 with respect to the beneficial ownership of the Common Stock by: (i) each director; (ii) each executive officer named in the Summary Compensation Table;
(iii) each shareholder known by the Company to be a beneficial owner of more than 5% of the Common Stock; and (iv) all executive officers and directors as a group. Unless otherwise indicated, each of the shareholders listed below exercises sole voting and dispositive power over the shares.


                                                       SHARES BENEFICIALLY
                                                             OWNED (1)
                                                     -----------------------
                                                       NUMBER        PERCENT
                                                     -----------------------
         Bahram Yusefzadeh(2).....................      909,101        16.2%
         SAFECO Corporation(3)....................      725,000        13.1%
         Robert Fleming Inc.(4)...................      480,895         8.7%
         The Crown Trust(4).......................      291,600         5.3%
         Ronald E. Fenton(5)......................      225,071         4.0%
         James C. Holly(6)........................      206,120         3.7%
         Michael R. Newes(7)......................      141,232         2.5%
         William C. Hess(8).......................      127,735         2.3%
         Ralph H. Reichard(9).....................      114,723         2.1%
         Glenn W. Sturm(10).......................       92,609         1.7%
         Paul A. Jones(11)........................       72,943         1.3%
         Raju M. Shivdasani(12)...................       45,500            *
         O. Jay Tomson(13)........................       33,431            *
         J. Michael Murphy(14)....................       37,859            *
         Ruann F. Ernst(15).......................        5,000            *
         All directors and executive
           officers as a group (15 persons).......    2,041,785        34.6%




---------------------------
*        Indicates less than 1%.
(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares that such person or group has the right to acquire within 60 days after February 28, 1998 or with respect to which such person otherwise has or shares voting or investment power. For purposes of computing the percentages of outstanding shares held by each person or group of persons on a given date, shares which such person or group has the right to acquire within 60 days after such date are deemed to be outstanding for purposes of computing the percentage for such person or group but are not deemed to be outstanding for the purpose of computing the percentage of any other person or group.
(2) Mr. Yusefzadeh's address is c/o Phoenix International Ltd., Inc., 500 International Parkway, Heathrow, Florida 32746. Includes: (i) 612,184 shares held in his name; (ii) 194,361 held by the Yusefzadeh Family Limited Partnership (the "Yusefzadeh Partnership") of which Mr. Yusefzadeh is the general partner; (iii) 36,762 shares held by the Bahram and Laury Yusefzadeh

         Charitable Remainder Trust (the "Trust"), of which Mr. Yusefzadeh is a director; (iv) options to acquire 61,562, 2,000 and 2,000 shares that are currently exercisable at exercise prices of $4.74, $12.00 and $21.13, respectively, per share; and (v) 232 shares held by his daughter. Mr. Yusefzadeh disclaims beneficial ownership with respect to his daughter's shares.
(3) As reported by SAFECO Corporation ("Safeco") in a Statement on Schedule 13G filed with the Securities and Exchange Commission (the "Commission") as of December 31, 1997. In its Statement on Schedule 13G, Safeco reports that it is a holding company for SAFECO Asset Management Company ("Safeco Management"), a registered investment advisor to several investment companies and sponsor of SAFECO Common Stock Trust ("Safeco Trust"), an employee benefit plan. As a result of its ownership of Safeco Management and sponsorship of Safeco Trust, Safeco may be deemed to be the beneficial owner of the shares of the Company's Common Stock managed by Safeco Management and owned by Safeco Trust. Safeco specifically disclaims ownership over these shares of Common Stock. Safeco's address is SAFECO Plaza, Seattle, Washington 98185.
(4)      As reported by such shareholder, a New York Trust, in a Statement on
         Schedule 13G filed with the Commission dated February 19, 1998. Pursuant to such Statement on Schedule 13G, such holder owns 170,500 shares in its name and is affiliated with certain entities and/or individuals that own an aggregate of 121,100 shares, which shares it may be deemed to be the beneficial owner. The Crown Trusts' address is 67 East Park Place, 8th Floor, Morristown, New Jersey 07960.
(5) Mr. Fenton's address is c/o Security Bank, 11 North First Avenue, Marshalltown, Iowa 50158. Includes: (i) 7,940 shares held by Mr. Fenton and his wife, as joint tenants; (ii) 3,838 shares held by his individual retirement account; (iii) options to acquire 2,000, 3,000 and 4,000 shares that are currently exercisable at exercise prices of $12.00, $15.25 and $21.13, respectively, per share; and (iv) 204,293 shares held in the name of BancSecurity Corporation. Mr. Fenton is the president, chief executive officer and a director of BancSecurity Corporation. Mr. Fenton disclaims beneficial ownership of the shares held by BancSecurity Corporation.
(6) Mr. Holly's address is c/o Bank of the Sierra, 86 North Main Street, Porterville, California 93258. Includes: (i) 11,062 shares held in his name; (ii) options to acquire 2,000, 3,000 and 4,000 shares that are currently exercisable at exercise prices of $12.00, $15.25, and $21.13, respectively, per share; and (iii) 186,058 shares held in the name of Sierra Phoenix, Inc., a related company to Bank of the Sierra. Mr. Holly is the president, chief executive officer and a director of Bank of the Sierra. Mr. Holly disclaims beneficial ownership of the shares held by Sierra Phoenix, Inc.
(7) Includes: (i) 98,952 shares held in Mr. Newes' name; (ii) 26,019 shares held by his individual retirement account; and (iii) options to acquire 16,261 shares that are currently exercisable at an exercise price of $4.30 per share.
(8) Includes: (i) 20,196 shares held in Mr. Hess' name; (ii) 5,111 shares held by his individual retirement account; (iii) options to acquire 9,292, 2,000 and 3,000 shares held in his name that are currently exercisable at exercise prices of $4.30, $12.00, and $21.13, respectively, per share; (iv) 64,286 shares held in the name of Community Grain Corporation, of which he is secretary and treasurer and over which he shares voting and dispositive power; (v) 2,950 shares held in the name of Raccoon Valley State Bank Charitable Fund, of which he is an officer and director; (vi) 2,950 shares held in the name of Perry State Bank Charitable Fund, of which he is an officer and director; (vii) 2,950 shares held in the name of Sac City State Bank Charitable Fund, of which he is an officer and director; and (viii) 15,000 shares held in the name of Iowa Savings Bank Charitable Foundation, of which he is an officer and director. Mr. Hess is the president of Iowa Savings Bank and chairman of the board of Sac City Sate Bank. Mr. Hess disclaims beneficial ownership of the shares of Common Stock described in clauses (iv) - (viii) above.

(9) Includes: (i) 64,681 shares held in Mr. Reichard's name; (ii) options to acquire 26,717, 2,000 and 2,000 shares that are currently exercisable at exercise prices of $4.30, $12.00, and $21.13, respectively, per share; and (iv) 19,325 shares held by his wife. Mr. Reichard disclaims beneficial ownership with respect to his wife's shares.
(10) Includes: (i) 11,616 shares held in Mr. Sturm's name; (ii) options to acquire 23,231, 2,000, 1,000, and 3,000 shares that are currently exercisable at exercise prices of $4.30, $12.00, $15.25, and $21.13, respectively, per share; (iii) options to acquire 15,000 shares from Mr. Yusefzadeh that are currently exercisable at an exercise price of $17.00 per share; and (iv) 36,762 shares held by the Trust, of which Mr. Sturm is a director. Mr. Sturm disclaims beneficial ownership with respect to the shares of Common Stock held by the Trust.
(11) Includes: (i) options to acquire 9,292, 2,000, and 3,000 shares held by Mr. Jones that are currently exercisable at exercise prices of $4.30, $12.00, and $21.13, respectively, per share; and (ii) 58,651 shares held in the name of Cummins-American Corporation. Mr. Jones is a director of Cummins-American Corporation, and he and his immediate family control 94% of the voting stock of Cummins-American Corporation. Mr. Jones disclaims beneficial ownership of the shares held by Cummins-American Corporation.
(12) Includes options to acquire 29,000, 4,000 and 12,500 shares that are currently exercisable at $12.00, $17.75 and $20.63, respectively, per share.
(13) Includes: (i) 2,000 shares held in Mr. Tomson's name; (ii) options to acquire 2,000 and 2,000 shares that are currently exercisable at exercise prices of $12.00 and $21.13, respectively, per share; (iii) 23,431 shares held in the name of the First Citizens National Bank Charitable Foundation, Inc.; and (iv) 4,000 shares held in the name of Kanabec Credit Corporation. Mr. Tomson is a director of First Citizens Financial Corporation and First Citizens National Bank Charitable Foundation, Inc. and owns a controlling interest in Kanabec Credit Corporation. Mr. Tomson disclaims beneficial ownership of the shares held by these entities.
(14) Includes: (i) 22,567 shares held in the name of Murphy Family Partners, Ltd.; and (ii) options to acquire 9,292, 2,000, 1,000 and 3,000 shares that are currently exercisable at exercise prices of $4.30, $12.00, $15.25, and $21.13, respectively, per share. Mr. Murphy is the general partner of Murphy Family Partners, Ltd. and exercises sole voting and dispositive power over the shares held by Murphy Family Partners, Ltd.
(15) Includes options to acquire 2,000 and 3,000 shares that are currently exercisable at exercise prices of $12.75 and $21.13, respectively, per share.

EXECUTIVE COMPENSATION

         The following table summarizes the compensation paid or accrued by the Company for services rendered during the years indicated to the Company's Chief Executive Officer and the four most highly compensated executive officers whose total salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers") during the year ended December 31, 1997. The Company did not grant any stock appreciation rights or make any long-term incentive plan payouts during the periods shown.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                        COMPENSATION
                                                ANNUAL COMPENSATION                         AWARDS
                                              --------------------------------------   ---------------
                                                                            OTHER         SECURITIES           ALL
                                                                            ANNUAL        UNDERLYING          OTHER
                                    YEAR(1)   SALARY($)   BONUS($)(2)   COMPENSATION   OPTIONS/SARS(3)    COMPENSATION($)
                                    -------   ---------   -----------   ------------   ---------------    ---------------
Bahram Yusefzadeh                    1997      210,800           --       14,826(4)          2,000           11,397(5)
  Chairman of the Board and          1996      196,544      100,000       10,656(4)          2,000           14,045(6)
  Chief Executive Officer.........   1995      194,795       19,000           --            78,985            7,538(7)

Raju M. Shivdasani
  President and Chief                1997      120,000       54,100(9)        --            50,000               --
  Operating Officer(8)............   1996       55,385       36,667           --            58,000               --

Ralph H. Reichard
  President and Chief                1997      155,000           --           --             2,000            1,716(11)
  Operating Officer(10)...........   1996      150,000       80,000           --             2,000            4,951(12)
                                     1995      140,000           --           --            90,601               --

Michael R. Newes                     1997      110,000      114,484(13)       --                --               --
  Senior Vice President,             1996      110,000       15,819(14)       --                --            2,554(15)
  International Marketing.........   1995      107,436       36,474(16)       --            18,584               --

Harold C. Boughton
  Senior Vice President,             1997      100,000       80,083(18)       --                --               --
  USA Business Development(17)....   1996       58,333       39,860(19)       --            58,125               --


--------------------
(1) During 1995, the Company changed its fiscal year end from January 31 to December 31. Accordingly, the information reported for 1995 is for the eleven months ended December 31, 1995.
(2) Includes bonuses and commissions. Bonuses and commissions for each year include amounts earned for that year, even if paid in the subsequent year, and exclude bonuses paid during that year but earned for a prior year.
(3)      All figures in this column reflect options to purchase shares of Common
         Stock.
(4) Represents automobile lease payments and expenses paid by the Company for Mr. Yusefzadeh.
(5) Includes $6,241 for long-term disability premiums paid by the Company, $2,035 for term life insurance paid by the Company for Mr. Yusefzadeh's beneficiaries and $3,121 for health insurance premiums paid by the Company for Mr. Yusefzadeh's dependents.
(6) Includes $6,076 for long-term disability premiums paid by the Company, $1,584 for term life insurance paid by the Company for Mr. Yusefzadeh's beneficiaries, $3,211 for health insurance premiums paid by the Company for Mr. Yusefzadeh's dependents, and $3,174 from a 1996 profit sharing/401(k) award.

(7) Includes $2,887 for long-term disability premiums paid by the Company, $1,824 for term life insurance premiums paid by the Company for Mr. Yusefzadeh's beneficiaries and $2,827 for health insurance premiums paid by the Company for Mr. Yusefzadeh's dependents.
(8) Mr. Shivdasani served as the Company's Senior Vice President and President of International Division during the year ended December 31, 1997. Mr. Shivdasani's employment with the Company commenced in July 1996.
(9) Includes $19,637 earned and paid in 1997 and $34,463 earned in 1997 and paid in 1998.
(10) Mr. Reichard served as the Company's President and Chief Operating Officer during the year ended December 31, 1997 and resigned from such position in January 1998.
(11) Represents health insurance premiums paid by the Company for Mr. Reichard's dependent.
(12) Represents $1,777 for health insurance premiums paid by the Company for Mr. Reichard's dependent and $3,174 from a 1996 profit sharing/401(k) award.
(13) Represents an incentive-based commission of which $53,344 was earned and paid in 1997 and $61,140 was earned in 1997 and paid in 1998.
(14) Reflects an incentive-based commission of which $10,725 was earned and paid in 1996 and $5,094 was earned in 1996 and paid in 1997.
(15) Represents a 1996 profit sharing/401(k) award. (16) Reflects an incentive-based commission paid for fiscal 1995. (17) Mr. Boughton's employment with the Company commenced in May 1996. (18) Represents an incentive-based commission, including draws, of which $54,252 was earned and paid in 1997 and $25,831 was earned in 1997 and paid in 1998.
(19) Represents an incentive-based commission, including draws, of which $36,904 was earned and paid in 1996 and $2,956 was earned in 1996 and paid in 1997.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information concerning each grant of stock options to each of the Named Executive Officers during the year ended December 31, 1997.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                            INDIVIDUAL GRANTS
                               -------------------------------------------------
                                             PERCENT OF
                                NUMBER OF       TOTAL                                 POTENTIAL REALIZABLE VALUE AT
                               SECURITIES      OPTIONS      EXERCISE                  ASSUMED ANNUAL RATES OF STOCK
                               UNDERLYING    GRANTED TO     OR BASE               PRICE APPRECIATION FOR OPTION TERM(1)
                                 OPTIONS    EMPLOYEES IN     PRICE    EXPIRATION  -------------------------------------
                               GRANTED(#)    FISCAL YEAR     ($/SH)      DATE           5%($)              10%($)
                               ----------   ------------    --------  ----------       -------           ----------
Bahram Yusefzadeh...........     2,000(2)        0.7%        $21.13      2002          $11,661           $   25,815

Raju M. Shivdasani..........     4,848(3)        1.8          20.63      2007           62,684              159,354
                                45,152(4)       16.6          20.63      2007          585,669            1,484,149

Ralph H. Reichard...........     2,000(2)        0.7          21.13      2002           11,661               25,815

--------------------
(1) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Commission. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the Named Executive Officers.
(2) Options were granted at the fair market value of the Common Stock on the date of grant as determined by the Board. Represents director stock options that are fully vested.

(3) Options were granted at the fair market value of the Common Stock on the date of grant as determined by the Board. Represents incentive stock options which were granted on July 14, 1997 and vests on July 1, 2000.
(4) Options were granted at the fair market value of the Common Stock on the date of grant as determined by the Board. Represents non-qualified stock options which were granted on July 14, 1997 and vest as to 12,500 shares on July 14, 1997, 12,500 shares on each of July 1, 1998 and 1999 and 7,652 shares on July 1, 2000.

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

         The following table sets forth the number of options and the value of options held by the Named Executive Officers as of December 31, 1997.

              AGGREGATE OPTION/SAR EXERCISE IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES


                                    NUMBER OF UNEXERCISED SECURITIES        VALUE OF UNEXERCISED IN-THE-MONEY
                                UNDERLYING OPTIONS AT FISCAL YEAR END(#)     OPTIONS AT FISCAL YEAR END($)(1)
                                ----------------------------------------     --------------------------------
NAME                               EXERCISABLE         UNEXERCISABLE        EXERCISABLE          UNEXERCISABLE
----                               -----------         -------------        -----------          -------------
Bahram Yusefzadeh..............       48,139                34,846           $  447,547             $348,980
Raju M. Shivdasani.............       41,500                66,500               79,750               79,750
Ralph H. Reichard..............      100,410                29,038            1,012,543              303,315
Michael R. Newes...............       13,938                 4,646              145,586               48,530
Harold C. Boughton.............       23,250                34,875               63,938               95,906

(1) The closing price of the Common Stock on the Nasdaq National Market on December 31, 1997 was $14.75 per share.


EMPLOYMENT AGREEMENTS

         On December 28, 1995, Bahram Yusefzadeh and the Company entered into an employment agreement (the "Yusefzadeh Agreement") pursuant to which he serves as the Company's Chief Executive Officer. Mr. Yusefzadeh's current annual base salary is $240,000, plus incentive compensation as determined by the Compensation and Stock Option Committee based upon achievement of targeted levels of performance and such other criteria as such Committee shall establish from time to time, and an additional bonus as determined by such Committee. In addition, the Yusefzadeh Agreement provides that he may participate in the October Plan and for him to receive health insurance for himself and his dependents, long term disability insurance, civic and social club dues and use of an automobile owned or leased by the Company. If Mr. Yusefzadeh's employment is terminated by the Company in breach of the Yusefzadeh Agreement or if Mr. Yusefzadeh terminates the Yusefzadeh Agreement within certain dates after a change in control (as defined therein), the Company must pay Mr. Yusefzadeh one-twelfth of his annual base salary and bonus for each of the 36 consecutive 30-day periods following the termination and must continue Mr. Yusefzadeh's life and health insurance until he reaches age 65. In such case of termination, Mr. Yusefzadeh's outstanding options to purchase Common Stock would vest and become immediately exercisable. The Yusefzadeh Agreement has a term of three years and renews daily until either party fixes the remaining term at three years by giving written notice.

         On March 20, 1998, Raju M. Shivdasani and the Company entered into an amended and restated employment agreement (the "Shivdasani Agreement") pursuant to which he serves as the Chief Operating Officer and President of the Company. Mr. Shivdasani's current annual base salary is $175,000, plus incentive compensation as determined by the Compensation and Stock Option Committee based upon achievement of targeted levels of performance and such other criteria as such Committee shall establish from time to time, and an additional bonus as determined by such Committee. In addition, the Shivdasani Agreement provides for Mr. Shivdasani to receive health insurance for himself and his dependents, civic and social club dues and use of an automobile owned or leased by the Company. If Mr. Shivdasani's employment is terminated by the Company in breach of the Shivdasani Agreement or if Mr. Shivdasani terminates the Shivdasani Agreement within certain dates after a change in control (as defined therein), the Company must pay Mr. Shivdasani one-twelfth of his annual base salary and bonus for each of the 36 consecutive 30-day periods following the termination and must continue Mr. Shivdasani's life and health insurance until he reaches age 65. In such case of termination, Mr. Shivdasani's outstanding options to purchase Common Stock would vest and become immediately exercisable. The Shivdasani Agreement has a term of three years and renews daily until either party fixes the remaining term at three years by giving written notice.

         The Company has entered into employment agreements with Messrs. Boughton, Newes, Scarborough and Daniel P. Baker (Senior Vice President, Research and Development) (collectively, the "Other Agreements"). Generally the Other Agreements provide for a minimum base salary per year, and a bonus as determined by the Chief Executive Officer and President based upon achievement of targeted levels of performance and such other criteria as they shall establish from time to time. The Other Agreements contain a provision that provides that the employee will receive insurance. Each of the Other Agreements, except for Mr. Scarborough's, have a term of one year and renews daily until either party fixes the remaining term at one year by giving written notice. The term of Mr. Scarborough's agreement is 18 months. Except for Mr. Baker's agreement which does not contain the following provision, if the employee's employment is terminated by the Company for any reason within one year after a change in control or if the employee terminates the agreement with adequate justification, the Company must pay the employee one-twelfth of his annual base salary and bonus for each of 12 (18 in the case of Mr. Scarborough) consecutive 30-day periods following the termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation and Stock Option Committee of the Board was formed on March 18, 1995. The current members of the Compensation and Stock Option Committee are Messrs. Holly (Chairman) and Jones and Ms. Ernst, and Mr. Yusefzadeh is a non-voting member. Ronald E. Fenton was a member of the Compensation and Stock Option Committee during the year ended December 31, 1997. Neither Messrs. Holly, Jones or Fenton, nor Ms. Ernst has been an officer or employee of the Company at any time.

Transactions with James C. Holly and Affiliates. James C. Holly, the president, chief executive officer and director of Bank of the Sierra, is a director of the Company, Chairman of the Compensation and Stock Option Committee and a member of the Executive Committee. In March 1994, the Company licensed the Phoenix System to Bank of the Sierra. Pursuant to the U.S. Bank Partners' Discount Program and because Bank of the Sierra was the second commercial installation site for Phoenix System, Bank of the Sierra was given a discount with an aggregate value of approximately $354,000 on the customer and software support fees. During the years ended December 31, 1996 and 1997, the Company recognized revenues from Bank of the Sierra of approximately $50,000 and $328,000 and received from Bank of the Sierra an aggregate of approximately $136,000 and $68,000 (not including taxes or reimbursable expenses), respectively, pursuant to its licensing arrangement with Bank of the

Sierra. See "Certain Transactions." As of February 28, 1998, Mr. Holly held outstanding options to purchase 2,000, 3,000 and 4,000 shares of Common Stock that are currently exercisable at exercise prices of $12.00, $15.25 and $21.13, respectively, per share.

Transactions with Paul A. Jones and Affiliates. Paul A. Jones, the president of Glenview State Bank, is a director of the Company and member of the Compensation and Stock Option Committee. In January 1995, the Company licensed the Phoenix System to Glenview State Bank. Pursuant to the U.S. Bank Partners' Discount Program, Glenview State Bank was given a discount with an aggregate value of approximately $164,000 on the initial license fee. During the years ended December 31, 1996 and 1997, the Company recognized revenues from Glenview State Bank of approximately $776,000 and $359,000 and received from Glenview State Bank an aggregate of approximately $430,000 and $379,000 (not including taxes or reimbursable expenses), respectively, pursuant to its licensing arrangement with the Company. As of February 28, 1998, Mr. Jones held outstanding options to purchase 9,292, 2,000 and 3,000 shares of Common Stock that are currently exercisable at exercise prices of $4.30, $12.00 and $21.13, respectively, per share.

Transactions with Ronald E. Fenton and Affiliates. Ronald E. Fenton, the president, chief executive officer and a director of BancSecurity Corporation ("BancSecurity"), is a director of the Company, Chairman of the Audit Committee and a member of the Executive Committee. Mr. Fenton was a member of the Compensation and Stock Option Committee from its inception until the annual meeting of the Board of Directors in May 1997. In February 1996, the Company licensed the Phoenix System to BancSecurity. During the years ended December 31, 1996 and 1997, the Company recognized revenues from BancSecurity of approximately $521,000 and $136,000 and received from BancSecurity an aggregate of approximately $514,000 and $60,000 (not including taxes or reimbursable expenses), respectively, pursuant to its licensing arrangement with BancSecurity. Pursuant to the U.S. Bank Partners' Discount Program (as defined hereafter), BancSecurity was given a discount with an aggregate value of approximately $299,000 on the license and service fees. See "Certain Transactions." As of February 28, 1998, Mr. Fenton held outstanding options to purchase 2,000, 3,000 and 4,000 shares of Common Stock that are currently exercisable at exercise prices of $12.00, $15.25 and $21.13, respectively, per share.

CERTAIN TRANSACTIONS

         As an incentive to provide initial capital for the Company, the Company agreed to give certain pricing discounts to a consortium of financial institutions (the "U.S. Bank Partners") on their initial contract with the Company if they licensed the Phoenix System for use in their banks (the "U.S. Bank Partners' Discount Program"). Pursuant to the U.S. Bank Partners' Discount Program, the Company agreed to provide two types of discounts: (i) a credit against the initial license fee equal to the amount of each U.S. Bank Partner's investment in the Company's capital stock; and (ii) a 15% credit on the first five years of customer and software support fees. The Company has offered discounts on license fees totaling $855,000 in connection with the U.S. Bank Partner's investment in the Company's capital stock since its inception no discounts were used in 1997, $450,000 were used in 1996 and $300,000 were used in 1995, leaving a balance of $105,000 of available discounts at December 31, 1997 and as of February 28, 1998. The following are a list of transactions where discounts have been given pursuant to the U.S. Bank Partners' Discount Program to U.S. Bank Partners that have an affiliate serving as a member of the Board. See "Compensation Committee Interlocks and Insider Participation" for a discussion of the transactions with BancSecurity, Glenview State Bank and Bank of the Sierra.

         In February 1994, the Company licensed the Phoenix System to First Citizens Financial Corporation ("FCFC"). Pursuant to the U.S. Bank Partners' Discount Program and because FCFC agreed for one of its banks to serve as the first commercial installation site of the Phoenix System, FCFC was given pricing concessions with an aggregate value of approximately $477,000 on license fees, implementation fees and customer and software support fees. During the years ended December 31, 1996 and 1997, the Company reorganized revenues from FCFC of approximately $314,000 and $93,000 and received from FCFC an aggregate of approximately $203,000 and $99,000 (not including taxes or reimbursable expenses), respectively, pursuant to its licensing arrangement with the Company. O. Jay Tomson, the chairman of the board and chief executive officer of First Citizens National Bank, the holding company for FCFC, is a director of the Company.

         In December 1995, the Company licensed the Phoenix System to Iowa Savings Bank. Pursuant to the U.S. Bank Partners' Discount Program, Iowa Savings Bank was given a discount with an aggregate value of approximately $123,000 on the initial license fee. During the years ended December 31, 1996 and 1997, the Company recognized revenues from Iowa Savings Bank of approximately $102,000 and $200,000 and received from Iowa Savings Bank an aggregate of approximately $47,000 and $38,000 (not including taxes or reimbursable expenses), respectively, pursuant to its licensing arrangements with the Company. William
C. Hess, the president of Iowa Savings Bank, is a director of the Company.

         On March 5, 1997, the Company entered into a stock purchase agreement with Dyad whereby the Company purchased a minimal equity interest in Dyad. Dyad is in the process of developing automated loan and mortgage products. Pursuant to the Company's agreement with Dyad, the Company in September 1997 exercised an option to increase its equity interest in Dyad to no more than 10% of the outstanding shares of Dyad. As part of this transaction, the Company and Dyad entered into a license and distribution agreement (the "License Agreement") whereby the Company obtained the domestic rights to market, sell and license (on an exclusive basis to the Company's customers and on a non-exclusive basis to others) Dyad's products. In addition, the Company obtained the exclusive right to market, sell and license Dyad's products worldwide (outside the U.S.), which exclusivity is contingent upon the Company satisfying certain specific revenue targets. The Company has paid Dyad a total of $1.5 million pursuant to these agreements. Initially, the Company will keep all of the license fees generated from the Company's sale of Dyad's products; eventually, however, the Company will retain only a portion of such fees. Glenn W. Sturm, director, Secretary and General Counsel of the Company, is a shareholder and director of Dyad. Bahram Yusefzadeh, Chairman of the Board and Chief Executive Office of the Company, is a director of Dyad.

         The transactions under the U.S. Bank Partners' Discount Program are on terms more favorable to officers, directors and principal shareholders of the Company than they could obtain in a transaction with an unaffiliated third party. Each of the transactions under the U.S. Bank Partners' Discount Program and with Dyad was approved by a majority of the independent directors of the Company, and any additional contracts under the U.S. Bank Partners' Discount Program or between the Company and Dyad will be approved by a majority of the independent directors of the Company. All future transactions, except for contracts pursuant to the U.S. Bank Partners' Discount Program, between the Company and its officers, directors, principal shareholders and their affiliates will be approved by a majority of independent directors of the Company and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION

         Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act") that might incorporate this Proxy Statement or future filings with the Commission, in whole or in part, the following report and the Stock Performance Chart which follows shall not be deemed to be incorporated by reference into any such filing.

         The Compensation and Stock Option Committee (the "Committee") consists of the following members of the Board: Ruann F. Ernst; James C. Holly (Chairman) and Paul A. Jones; and Bahram Yusefzadeh (non-voting member). The Committee reviews and determines the Company's executive compensation objectives and policies and administers the March Plan and October Plan. The Committee reviews and sets the compensation of the Company's Chief Executive Officer and certain other highly compensated executive officers.

         The objectives of the Company's executive compensation program are to:
(i) attract, retain and motivate highly talented and productive executives; (ii) provide incentives for superior performance by paying above-average compensation; and (iii) align the interests of the executive officers with the interests of the Company's shareholders by basing a significant portion of compensation upon the Company's performance. The Company's executive compensation program combines the following three components, in addition to the benefit plans offered to all employees: base salary (including cash provided for automobile allowances); bonus; and long-term incentive compensation consisting of stock option grants. Each component of the Company's executive compensation program serves a specific purpose in meeting the Company's objectives.

         It is the Company's policy to set base salary levels, bonuses and long-term incentive compensation above an average of select corporations to which the Company compares its executive compensation. The Company selects such corporations on the basis of a number of factors, such as their size and complexity, the nature of their businesses, the regions in which they operate, the structure of their compensation programs (including the extent to which they rely on bonuses and other contingent compensation) and the availability of compensating information. The corporations with which the Company compares its compensation are not necessarily those included in the indices used to compare the shareholder return in the Stock Performance Graph. Further, the corporations selected for such comparison may vary from year to year based upon market conditions and changes in both the Company's and the corporations' businesses over time. The Company believes that above-average compensation levels are necessary to attract and retain high caliber executives necessary for the successful conduct of the Company's business.

         Base salary. The Committee annually reviews the salaries of the Company's executives. When setting base salary levels, in a manner consistent with the objectives outlined above, the Committee considers competitive market conditions for executive compensation, Company performance and individual performance.

         The measures of individual performance considered in setting 1997 salaries included, to the extent applicable to an individual executive officer, a number of quantitative and qualitative factors such as the Company's historical and recent financial performance in the principal area of responsibility of the officer (including such measures as gross margin, net income, sales, customer count and market share), the individual's progress toward non-financial goals within his area of responsibility, individual performance, experience and level of responsibility and other contributions made to the Company's success. The

Committee has not found it practicable, nor has it attempted, to assign relative weights to the specific factors used in determining base salary levels, and the specific factors used may vary among individual officers. As is typical for most corporations, payment of base salary is not conditioned upon the achievement of any specific, pre-determined performance targets.

         Bonus. The Company's cash bonus program seeks to motivate executives to work effectively to achieve the Company's financial performance objectives and to reward them when those objectives are met. Executives bonus payments are based upon the overall profitability of the Company.

         Long-term incentive compensation. The Company believes that option grants: (i) align executives interests with shareholder interests by creating a direct link between compensation and shareholder return; (ii) give executives a significant, long-term interest in the Company's success; and (iii) help retain key executives in a competitive market for executive talent.

         The October Plan authorizes the Committee to grant stock options to executives. Option grants are made from time to time to executives whose contributions have or will have a significant impact on the Company's long-term performance. The Company's determination of whether option grants are appropriate each year is based upon individual performance measures established for each individual. Options are not necessarily granted to each executive during each year. Generally, options granted to executive officers vest in equal annual installments over a period of three to four years and expire ten years from the date of grant.

         Benefits. The Company believes that it must offer a competitive benefit program to attract and retain key executives. During 1997, the Company provided medical and other benefits to its executive officers that are generally available to the Company's other employees.

         Compensation of the Chief Executive Officer.

         The Chief Executive Officer's compensation plan includes the same elements and performance measures as the plans of the Company's other executive officers. The Compensation and Stock Option Committee believes that Mr. Yusefzadeh's total compensation reflects the unique contributions that he makes to the Company's long-term strategic performance as one of the leading innovators of the financial services technology industry. Mr. Yusefzadeh's salary for the year ended December 31, 1997 did not increase from the prior year and he was not awarded a bonus for such year. For the year ended December 31, 1998, the Committee decided to increase Mr. Yusefzadeh's base salary to $240,000. The Committee believes that such increase is appropriate based upon the Company's financial performance, including earnings per share, revenue growth and cash flow from operations.



                  Submitted by:  James C. Holly (Chairman)
                                 Ruann F. Ernst
                                 Paul A. Jones
                                 Bahram Yusefzadeh (non-voting member)

STOCK PERFORMANCE GRAPH

         The chart below compares the cumulative total shareholder return on the Common Stock with the cumulative total return on the Nasdaq (U.S. Companies) Index and the Nasdaq Computer and Data Processing Services Index for the period commencing July 2, 1996 (the first day of trading of the Common Stock as a result of the Company's initial public offering) and ending December 31, 1997, assuming an investment of $100 and the reinvestment of any dividends. The base price for the Company's stock is the initial public offering price of $12.00 per share. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Common Stock.



                                                 7/2/96               12/31/96                 12/31/97
-------------------------------------------------------------------------------------------------------
Phoenix International Ltd., Inc.                  100                    144                      123

Nasdaq (U.S. Companies)                           100                    108                      133

Nasdaq (Computer & Data Processing Services)      100                    106                      130

                  PROPOSAL NO. 2: APPROVAL AND RATIFICATION OF
                       THE AMENDMENTS TO THE OCTOBER PLAN

         On January 30, 1998, the Board approved an amendment to the October Plan to increase the number of shares available for issuance as incentive stock options or non-qualified options under the October Plan from 500,000 to 700,000. In addition, the October Plan was amended to provide that the number of shares of Common Stock available for issuance thereunder shall be automatically increased on the first trading day of each calendar year by three percent of the number of shares outstanding on the preceding trading day. Finally, the October Plan was amended to change the amendment requirements to the October Plan. The October Plan formerly required shareholder approval of all increases in options available for grant under the October Plan. As amended, the October Plan provides that shareholder approval is only required for increases of shares issuable pursuant to incentive stock options ("ISOs") (other than increases pursuant to the automatic increase described above) and for changes in the class of employees eligible to receive ISOs under the October Plan. At the Annual Meeting, the shareholders are being asked to approve and ratify such increase in shares available for issuance under the October Plan and the other amendments. The Board believes that the adoption of the amendments to the October Plan will foster good employee relations and encourage and assist employees of the Company to acquire an equity interest in the Company, as well as simplify the procedure of amending the October Plan, saving the Company the time and expenses involved with obtaining routine shareholder approval. The amendment procedure under the October Plan as modified reflects the requirements of current federal tax and securities laws. In addition, the Board believes the utilization of the October Plan helps align employee interest with other shareholders and helps provide for the future financial security of the Company's employees. The October Plan should thereby be helpful in attracting, retaining and motivating employees. The details of the October Plan are described below. A copy of the amendments to the October Plan is attached to this Proxy Statement as Exhibit A.

         THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE OCTOBER
PLAN.

DESCRIPTION OF THE OCTOBER PLAN, AS AMENDED

         Effective October 21, 1995, the Board adopted, and the Company's shareholders approved, the October Plan. The October Plan originally provided for the issuance of 50,000 shares of the Common Stock upon the exercise of options and upon awards of restricted stock of the Company. During the 1997 Annual Meeting of Shareholders, the shareholders approved an amendment to the October Plan which increased the number of authorized shares to 500,000. As of February 28, 1998, options to acquire approximately 450,241 shares were outstanding under the October Plan. Of the Named Executive Officers, only Mr. Shivdasani holds options under the October Plan to purchase 50,000 shares of Common Stock. No director who is not also an executive officer of the Company holds options under the October Plan.

         The purpose of the October Plan is to advance the interests of the Company, its subsidiaries and its shareholders by affording certain employees of the Company and its subsidiaries and other key persons an opportunity to acquire or increase their proprietary interests in the Company. The objective of the issuance of the options and restricted stock awards is to promote the growth and profitability of the Company and its subsidiaries because the recipients of options or restricted stock awards will have an additional incentive to achieve the Company's objectives through participation in its success and growth and by encouraging their continued association with or service to the Company. Persons eligible to participate in the October Plan consist of all employees of the Company or any subsidiary and other key persons whose participation in the October Plan the Committee determines to be in the best interests of the Company.

         Options granted under the October Plan may be ISOs, which are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options, which are not intended to meet such requirements ("Non-Qualified Options"). ISOs must have terms of ten years or less from the date of grant and the fair market value of grants of ISOs during any year on the date of grant may not exceed $100,000. The October Plan is administered by the Compensation and Stock Option Committee (the "Committee"), having the duties and authorities set forth in such Plan in addition to any other authority granted by the Board. The Committee has the full power and authority, in its discretion, subject to the provisions of the October Plan, to interpret such Plan, to prescribe, amend, and rescind rules and regulations relating to them, to determine the details and provisions of each stock option agreement and restriction agreement, and to make all other determinations necessary or advisable for the administration of such Plan, including, without limitation, the amending or altering of such Plan and any options or restricted stock awards granted thereunder, as may be required to comply with or to conform to any federal, state, or local laws or regulations. The Committee, in its discretion, selects the recipients of awards and the number of shares or options granted thereunder and determines other matters such as (i) vesting schedules, (ii) the exercise price of options (which cannot be less than 100% of the fair market value of the Common Stock on the date of grant for ISOs) and (iii) the duration of awards (which cannot exceed ten years from the date of grant or modification of the option).

         Subject to shareholder approval, the aggregate number of shares of Common Stock reserved for the issuance of options and restricted stock awards under the October Plan will be 700,000 shares, subject to adjustment in accordance with the October Plan. Any or all shares of Common Stock subject to the October Plan may be issued in any combination of ISOs, Non-Qualified Options or restricted stock awards, and the amount of Common Stock subject to the October Plan may be increased from time to time. Shares subject to an option or issued as a restricted stock award may be either authorized and unissued shares or shares issued and later reacquired by the Company. The shares covered by any unexercised portion of an option that has terminated for any reason, or any forfeited portion of a restricted stock award, may again be optioned or awarded under the October Plan, and such shares shall not be considered as having been optioned or issued in computing the number of shares of Common Stock remaining available for options or restricted stock awards under the October Plan.

CERTAIN FEDERAL INCOME TAX EFFECTS

         The following discussion of the federal income tax consequences of the October Plan is intended to be a summary of applicable federal income tax law. State and local tax consequences may differ.

         ISOs. A participant is not taxed on the grant or exercise of an ISO. However, the difference between the fair market value of the shares on the exercise date and the exercise price will be a preference item for purposes of the alternative minimum tax. If a participant holds the shares acquired upon exercise of an ISO for at least two years following grant and at least one year following exercise, the participant's gain, if any, by a subsequent disposition of such shares will be treated as long term capital gain for federal income tax purposes. The measure of the gain is the difference between the proceeds received on disposition and the participant's basis in the shares (which generally equals the exercise price). If the participant disposes of stock acquired pursuant to exercise of an ISO before satisfying the one and two year holding periods described above, the participant will recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the participant's adjusted basis in the stock (usually the option exercise price) or
(ii) the difference between the fair market value of the stock on the option exercise date and the option price.

The balance of the consideration received on such disposition will be long term capital gain if the stock had been held for at least one year following exercise of the ISO. The Company is not entitled to an income tax deduction on the grant or the exercise of an ISO or on the participant's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to an income tax deduction in the year the participant disposes of the shares, in an amount equal to the ordinary income recognized by the participant.

         Non-Qualified Options. Generally, a participant is not taxed on the grant of a Non-Qualified Option. Upon exercise, however, the participant recognizes ordinary income equal to the difference between the option exercise price and the fair market value of the shares on the date of the exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the participant as ordinary income. Any gain on subsequent disposition of the shares is long term capital gain if the shares are held for at least one year following exercise. The Company does not receive an income tax deduction for this gain.

         Restricted Stock. Generally, and except as noted below, the grant of restricted stock is not taxable at the time of the grant. Instead, at the time restricted stock vests or becomes transferable, an employee will recognize ordinary income equal to (i) the excess of the fair market value of such restricted stock on the date the shares vest over (ii) the price, if any, paid for such restricted stock. An employee may, however, elect to recognize income as of the date of grant of the restricted stock, in an amount equal to (i) the excess of the fair market value of the restricted stock on the date of grant over (ii) the price, if any, paid for the restricted stock. If such an election is made, no additional income will be recognized at the time the stock vests or becomes transferable. In the event of a subsequent forfeiture of the shares, an employee making such an election may be able to recognize a capital loss with respect to the amount, if any, paid for such restricted stock, but only to the extent such amount exceeds the amount realized by such employee on such forfeiture. The employee will not be able to recognize a loss for tax purposes with respect to the excess of fair market value over the purchase price which was previously included in income. Dividends paid on the shares of restricted stock before they vest will be taxed to the employee either as additional compensation or, if the employee has made the election described above, as dividend income.

                PROPOSAL NO. 3: APPROVAL AND RATIFICATION OF THE
                      AMENDMENTS TO THE 1996 DIRECTOR PLAN

         On January 30, 1998, the Board approved an amendment to the 1996 Director Plan to increase the number of shares available for issuance as nonqualified options thereunder from 99,000 to 150,000. In addition, the 1996 Director Plan was amended to provide that the number of shares of Common Stock available for issuance thereunder shall be automatically increased on the first trading day of each calendar year by one and one-half percent (1.5%) of the number of shares outstanding on the preceding trading day. The Board also amended the number of shares and timing of grants and the amendment procedure under the 1996 Director Plan. At the Annual Meeting, the shareholders are being asked to approve and ratify such increase in shares available for issuance under the 1996 Director Plan and the other amendments. The Board believes that the adoption of these amendments will assist in attracting and retaining directors and encourage such directors to acquire an equity interest in the Company as well as simplify the procedure amending the 1996 Director Plan, saving the Company the time and expense involved in obtaining routine shareholder approval. The details of the 1996 Director Plan are described below. A copy of the amendments to the 1996 Director Plan is attached to the Proxy Statement as Exhibit B.

THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE 1996 DIRECTOR PLAN.

DESCRIPTION OF 1996 DIRECTOR PLAN, AS AMENDED

         The 1996 Director Plan provides for the grant of Non-Qualified Options to directors of the Company. Currently, all of the directors of the Company are eligible to participate in the 1996 Director Plan. The Board of Directors believes that stock options are an important component of compensation as a long-term incentive that aligns the interest of directors with the Company's shareholders. The Board believes the 1996 Director Plan benefits the Company by assisting in recruiting and retaining directors with ability and initiative, providing greater incentive for directors of the Company, and associating the interests of directors with those of the Company and its shareholders through opportunities for increased stock ownership.

         As amended, the 1996 Director Plan provides that (i) each eligible director first elected or appointed to the Board of Directors subsequent to the effective date of the 1996 Director Plan will be granted an option to purchase 4,000 shares of Common Stock upon the date of his election or appointment to the Board and (ii) on the date of this Annual Meeting and on each January 1 (beginning on January 1, 1999) thereafter, each eligible director will be granted an option to purchase 4,000 shares of Common Stock, provided that such eligible director shall not have been granted a Director Option under clause (i) above during the same calendar year. The 1996 Director Plan also provides that directors of the Company will receive on the date of this Annual Meeting and on each date of appointment thereafter, the following number of options if such director serves on a Board committee on such date: options for 4,000 shares for service on the Executive Committee, options for 2,000 shares for service on the Compensation and Stock Option Committee and options for 1,000 shares for service on the Audit Committee. The option exercise price is fixed at the time the option is granted at fair market value on the date of grant as determined by the closing sales price of the Company's shares on the Nasdaq Stock Market on the business day immediately preceding such date. The option exercise price may be paid in cash or with shares of Common Stock or a combination of cash and Common Stock.

         All awards made under the 1996 Director Plan are evidenced by written agreements between the Company and the holder. No option shall be exercisable
(i) 180 days after the date of termination if the optionee's position as a Director terminates other than by reason of the optionee's death or disability,
(ii) one year after the death or disability of optionee, or (iii) after the expiration of five years from the date the option was granted.

         A maximum of 150,000 shares of Common Stock may be issued upon the exercise of options subject to the annual automatic increase described above.

         Currently, no options may be granted pursuant to the 1996 Director Plan after May 24, 2006. The Board of Directors may, without further action by the shareholders, terminate, suspend or amend the Director Plan in whole or part, not more than once every six months, except that the Board may amend or terminate the 1996 Director Plan at any time to comply with changes in the Code or ERISA.

Federal Income Tax Consequences of Non-Qualified Options

         Generally, an optionee will not be subject to tax at the time a Non-Qualified Option is granted; however, an optionee who exercises a Non-Qualified Option will include in income as of the date of exercise the difference between (a) the fair market value of the Common Stock as of the date of exercise and (b) the amount paid for Common Stock upon exercise of such option. The optionee's federal income tax cost basis for the Common Stock will be the amount paid for the Common Stock plus the income recognized. If the optionee uses Common Stock in full or partial payment of the exercise price of a nonqualified option, then the exchange should not affect the federal income tax treatment of the exercise. The net additional shares of Common Stock received upon such exercise by the optionee will have a federal income tax cost basis equal to the ordinary income recognized as a result of the option exercise (plus the amount of any cash used in the option exercise) and a holding period commencing upon the date such income is recognized. Subsequent sale of such Common Stock will result in a capital gain or loss equal to the difference between the optionee's federal income tax cost basis for the Common Stock and the sale price. The Company will be entitled to federal income tax deduction as of the date the optionee recognizes ordinary income in the amount of ordinary income recognized by the optionee. In addition, the Company may be required to withhold income tax and employment tax with respect to the ordinary income recognized by the optionee at the time of exercise.

         The approval of the amendments the 1996 Director Plan requires the affirmative vote of a majority of the shares present or represented by properly executed and delivered proxies and entitled to vote at the meeting.

                         PROPOSAL NO. 4: APPROVAL OF THE
                        1998 EMPLOYEE STOCK PURCHASE PLAN

         At a meeting of the Board of Directors of the Company on January 30, 1998, the Board of Directors unanimously approved and recommended to the shareholders the adoption of the 1998 Employee Stock Purchase Plan for employees of the Company and its subsidiaries (the "Purchase Plan"). The Purchase Plan was established pursuant to the provisions of Section 423 of the Code and the principle features of the Purchase Plan are summarized below. All statements made in the following summary of the Purchase Plan are qualified by reference to the full text of the Purchase Plan attached to this Proxy Statement as Exhibit C.

Purpose

         The purpose of the Purchase Plan is to provide a method whereby all eligible employees of the Company may acquire a proprietary interest in the Company through the purchase of Common Stock. Under the Purchase Plan, payroll deductions are used to purchase the Company's Common Stock.

Reservations of Shares

         An aggregate of 100,000 shares of Common Stock of the Company will be reserved for issuance under the Purchase Plan. In the event of corporate changes affecting the Company's Common Stock, such as reorganizations, share splits, share dividends, mergers, consolidations or otherwise, the Company will make appropriate adjustments in the number of shares reserved under the Purchase Plan. The Board of Directors believes that the Purchase Plan will serve as an incentive for the Company to retain employees of training, experience and ability, to encourage a sense of proprietorship of such persons and to stimulate the active interests of such persons in the development and financial success of the Company.

Administration

         The Purchase Plan is administered by the Compensation and Stock Option Committee of the Board of Directors (the "Committee"). All determinations by the Committee are final and conclusive.

Eligibility

         All employees (including officers of the Company) who have been continuously employed for 180 days or more by the Company or its subsidiaries (during which such employee's worked 1,000 or more hours) as of the commencement of any offering period under the Purchase Plan, are eligible to participate in the Purchase Plan. All employees of the Company on the effective date of the Purchase Plan are eligible to participate. The employee must enroll in the Purchase Plan prior to the commencement of any such offering periods by authorizing payroll deductions of any whole percentage from one percent (1%) to ten percent (10%) of such participant's compensation (as defined to include without limitation overtime, commissions and bonuses) to be applied toward the purchase of the Company's Common Stock, which may not be increased or decreased during any offering period unless otherwise allowed by the Committee. No employee shall be eligible to enroll under the Purchase Plan who, at the time of enrollment, owns stock possessing 5% or more of the total combined voting power of the Company. The Company estimates that approximately 140 employees are eligible to participate in the Purchase Plan. Mr. Yusefzadeh is not eligible to participate in the Purchase Plan due to his greater than 5% ownership of Common Stock. All other executives officers and eligible employees of the Company are entitled to participate in the Purchase Plan.

Purchase Terms

         An employee electing to participate in the Purchase Plan must authorize a whole percentage (not less than 1% nor more than 10%) of the employee's compensation to be deducted by the Company from the employee's pay during any pay period included within the offering periods (the "Offering Periods"). Unless otherwise determined by the Committee, the Offering Periods commence on January 1 of each year and terminate on December 31 of such year (except that the first Offering Period is expected to be for a period from July 1, 1998 to December 31,
1998). On the first business day of each of the Offering Periods, the Company will grant to each participant an option to purchase shares of Common Stock of the Company. On the last day of each of the Offering Periods, the employee will be deemed to have exercised this option, at the option price, to the extent of such employee's accumulated payroll deductions. In no event, however, may the employee purchase Common Stock having a fair market value (measured at the commencement of the Offering) in excess of $25,000. The option price under the Purchase Plan is equal to the lesser of 85% of the fair market value of the Common Stock on either the first or last day of business of the applicable Offering Period. No interest will be paid on amounts deducted from an employee's pay and used to purchase Common Stock under the Purchase Plan.

         A participant may voluntarily withdraw from the Purchase Plan at any time by giving at least 30 days notice to the Company prior to the end of the Offering Period and shall receive on withdrawal the cash balance (without interest) then held in the participant's account. Upon termination of employment for any reason, including resignation, discharge, disability or retirement, or upon death of a participant, the balance of the participant's account (without interest) shall be paid to the participant or his or her designated beneficiary. However, in the event of the participant's death, the participant's beneficiary may elect to exercise the participant's option to purchase such number of full shares which such participant's accumulated payroll deductions will purchase at the applicable price.

Amendment or Termination

         The Board of Directors may, at any time, amend, suspend or discontinue the Purchase Plan provided no such suspension or discontinuance may adversely affect any outstanding options. The Purchase Plan provides that, without shareholder approval, no amendment may (i) increase materially the maximum number of shares issuable under the Stock Purchase Plan (except for adjustments as a result of corporate changes affecting the Company's Common Stock specifically authorized in the Purchase Plan), (ii) increase materially the benefits accruing to participants under the Purchase Plan or (iii) modify materially the requirements as to the eligibility for participation in the Plan. The Purchase Plan will terminate on its own terms on December 31, 2008.

Miscellaneous

         The proceeds received by the Company from its sale of Common Stock pursuant to the Purchase Plan will be used for general corporate purposes. The Company is not obligated to hold the accrued payroll deductions in a segregated account. The Purchase Plan will be effective as of the latter to occur of (a) July 1, 1998 or (b) the date on which each of the following shall have occurred:
(i) the Purchase Plan shall have been approved by the shareholders of the Company and (ii) a registration statement for the Purchase Plan shall have become effective under the Securities Act of 1933, as amended.

Certain Federal Income Tax Consequences

         The following general description of federal tax consequences is based on current statutes, regulations and interpretations, and does not include possible state or local income tax consequences. The Purchase Plan is intended to qualify as an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Code with the following principle tax consequences.

         Amounts deducted from a participant's pay under the Purchase Plan are included in the participant's compensation subject to federal income and employment taxes. The Company will withhold taxes on these amounts.

         The purchase of Common Stock under the Purchase Plan will not result in an employee's realization of taxable income, thus permitting employees to acquire stock in the Company without immediate tax consequences. An employee who does not dispose of Common Stock so purchased until at least two years after the date of enrollment and 12 months after the date of purchase will also receive long-term capital gain treatment for any appreciation in value of such employee's Common Stock over the fair market value at the time of enrollment for the calendar year such purchase is effective. Such capital gain treatment is not, however, available for the 15% discount at which the Common Stock is initially purchased, and an employee who meets the holding requirements above is required to include as ordinary income at the time of such employee's death or disposition of such employee's Common Stock the lesser of (i) the excesses of its fair market value over the price at the time enrollment is effective or (ii) the excesses of its fair market value at the time of disposition or death over the amount such employee actually paid for such shares. If an employee sells such employee's Common Stock under such circumstances for less than such employee paid for such shares, there is no ordinary income and such employee will realize a long-term capital loss on the difference. Any ordinary income realized by an employee will increase the basis of such employee's Common Stock for purposes of determining the amount of any gain or loss realized upon its disposition.

         With limited exceptions, an employee who fails to retain Common Stock purchased under the Purchase Plan until at least two years after the effective date of enrollment and 12 months after the date of purchase is considered to have made a "disqualifying disposition" and forfeits the special tax treatment extended under Section 423 of the Code. In general, such an employee recognizes ordinary income at the time of such disposition equal to the excess of market value of the Common Stock at the exercise date over the purchase price paid. Such fair market value as of the exercise date becomes the tax basis for determining any further gain or loss at the time of disposition of the Common Stock. In determining whether that gain or loss is short-term or long-term, the holding period is calculated from the date of purchase. A capital gain or loss is long-term if the shares have been held for more than 12 months.

         The Company is entitled to a deduction equal to the amount of ordinary income realized by an employee who makes a disqualifying disposition. Otherwise, the Company is not entitled to any deduction on account of the purchase of Common Stock under the Purchase Plan.

         The approval of the adoption of the Purchase Plan requires the affirmative vote of a majority of the shares of Common Stock outstanding. A copy of the Purchase Plan is attached to this Proxy Statement as Exhibit C.

         THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL TO ADOPT THE PURCHASE PLAN.


                          COMPLIANCE WITH SECTION 16(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file reports of securities ownership and changes in such ownership with the SEC and Nasdaq. Officers, directors and greater than 10% beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that, during the year ended December 31, 1997, its executive officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

                              INDEPENDENT AUDITORS

         The Company selected the firm of Ernst & Young LLP to serve as the independent auditors for the Company for the year ended December 31, 1997. That firm has served as the auditors for the Company since 1995. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be accorded the opportunity to make a statement, if they so desire, and to respond to appropriate questions.

                                  OTHER MATTERS

         The Board knows of no amendment or variation of the matters referred to in the Notice of the Annual Meeting and of no other business to be brought before the Annual Meeting. However, if any amendment, variation or other matter is properly brought before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters. If any other matter should come before the Annual Meeting, action on such matter will be approved if the number of votes cast in favor of the matter exceeds the number opposed.

        SHAREHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING OF SHAREHOLDERS

         Regulations of the Commission require Proxy Statements to disclose the date by which shareholder proposals must be received by the Company in order to be included in the Company's proxy materials for the next annual meeting. In accordance with these regulations, shareholders are hereby notified that if they wish a proposal to be included in the Company's Proxy Statement and form of proxy relating to the 1999 annual meeting, a written copy of their proposal must be received at the principal executive offices of the Company no later than January 7, 1999. To ensure prompt receipt by the Company, proposals should be sent certified mail return receipt requested. Proposals must comply with the proxy rules relating to stockholder proposals in order to be included in the Company's proxy materials.

                                  ANNUAL REPORT

         The Company's 1997 Annual Report to Shareholders is concurrently being mailed to shareholders. The Annual Report contains consolidated financial statements of the Company and the report thereon of Ernst & Young LLP, independent auditors.


DATED:  MARCH 27, 1998




         SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, POSTAGE FOR WHICH HAS BEEN PROVIDED. YOUR PROMPT RESPONSE WILL BE APPRECIATED.

                                    EXHIBIT A

                             THIRD AMENDMENT TO THE
                        PHOENIX INTERNATIONAL LTD., INC.
            1995 STOCK OPTION PLAN, EFFECTIVE AS OF OCTOBER 21, 1995

         WHEREAS, the Board of Directors of Phoenix International Ltd., Inc., a Florida corporation (the "Company"), adopted the Phoenix International Ltd., Inc. 1995 Stock Option Plan (the "October Plan"), effective as of October 21, 1995, and recommended that it be approved by the shareholders; and

         WHEREAS, the shareholders adopted the October Plan pursuant to written consents dated on or before December 31, 1995; and

         WHEREAS, the purpose of the October Plan is to advance the interests of the Company, its subsidiaries and its shareholders by affording certain employees of the Company and its subsidiaries and other key persons an opportunity to acquire or increase their proprietary interests in the Company; and

         WHEREAS, effective May 24, 1996, the Board of Directors approved and the shareholders ratified certain amendments to the October Plan and on May 16, 1997, the Board of Directors approved and the shareholders ratified certain further amendments to the October Plan; and

         WHEREAS, on January 30, 1998, the Board of Directors approved the following further amendments to the October Plan and recommended that such amendments be approved by the shareholders;

         NOW, THEREFORE, the October Plan is hereby amended as follows:

         1. Defined Terms. Initially capitalized terms used in this Amendment, which are not otherwise defined by this Amendment, are used with the same meaning ascribed to such terms in the October Plan.

         2.       Amendments.

                  a. Section 4.1 of the October Plan is amended to read as follows:

                                    4.1 Limitations. Subject to any antidilution
                  adjustment pursuant to the provisions of Section 4.2 hereof, the maximum number of shares of Stock that may be issued hereunder shall be 700,000, and not more than 200,000 shares of Stock may be made subject to Options to any individual in the aggregate in any one fiscal year of the Company, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code. The number of shares of Stock available for issuance hereunder shall automatically increase on the first trading day each calendar year beginning January 1, 1999, by an amount equal to three percent (3%) of the shares of Stock outstanding on the trading day immediately preceding January 1. Any or all shares of Stock subject to the Plan may be issued in any combination of Incentive Stock Options or non-Incentive Stock Options, and the amount of Stock subject to the Plan may be increased from time to time in accordance with Article VIII. Shares subject to an Option may be either authorized and unissued shares or shares issued and later acquired by the Company. The shares covered by any unexercised portion of an Option that has terminated for any reason (except as set forth in the following paragraph) may again be optioned under the Plan, and such shares shall not be considered as having been optioned or issued in computing the number of shares of Stock remaining available for option hereunder.

                           If Options are issued in respect of options to
                  acquire stock of any entity acquired, by merger or otherwise, by the Company (or any Subsidiary of the Company), to the extent that such issuance shall not be inconsistent with the terms, limitations and conditions of Code Section 422 or Rule 16b-3 under the Exchange Act, the aggregate number of shares of Stock for which Options may be granted hereunder shall automatically be increased by the number of shares subject to the Options so issued; provided, however, that the aggregate number of shares of Stock for which Options may be granted hereunder shall automatically be decreased by the number of shares covered by any unexercised portion of an Option so issued that has terminated for any reason, and the shares subject to any such unexercised portion may not be optioned to any other person.

                  b. Article VIII of the October Plan is replaced in its entirety by the following:

                                    8.1 Termination and Amendment. The Board may
                  at any time amend or terminate the Plan; provided, however, that the Board (unless its actions are approved or ratified by the shareholders of the Company within twelve months of the date that the Board amends the Plan) may not amend the Plan to:

                                    (a) Increase the total number of shares of
                  Stock issuable pursuant to Incentive Stock Options under the Plan, except as contemplated in Sections 4.1 and 4.2 hereof; or

                                    (b) Change the class of employees eligible
                  to receive Incentive Stock Options that may participate in the Plan.

                           8.2 Effect on Optionee's Rights. No termination, amendment, or modification of the Plan shall affect adversely an Optionee's rights under a Stock Option Agreement without the consent of the Optionee or his legal representative.

         3. Effectiveness. This Amendment shall not become effective unless and until such provisions are approved by at least a majority vote of the holders of the outstanding capital stock of the Company present, or represented, and entitled to vote on such matter at a meeting of shareholders duly called and convened within one year following the date hereof.

         4. Approval. Except as hereinabove amended and modified, the October Plan is approved, ratified and affirmed without further modification or amendment.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of January 30, 1998, in accordance with the authority provided by the Board of Directors.

                                    PHOENIX INTERNATIONAL LTD., INC.


                                    By: /s/ Bahram Yusefzadeh
                                       -----------------------------------------
                                            Name:  Bahram Yusefzadeh
                                            Title: Chief Executive Officer

                                    EXHIBIT B

                             FIRST AMENDMENT TO THE
                        PHOENIX INTERNATIONAL LTD., INC.
                         1996 DIRECTOR STOCK OPTION PLAN

         WHEREAS, the Board of Directors of Phoenix International Ltd., Inc., a Florida corporation (the "Company"), adopted the Phoenix International Ltd., Inc. 1996 Director Stock Option Plan (the "Director Plan"), on May 24, 1996, and recommended that it be approved by the shareholders; and

         WHEREAS, the shareholders adopted the Director Plan pursuant to written consents dated on or before December 31, 1996; and

         WHEREAS, the purpose of the Director Plan is to advance the interests of the Company, its subsidiaries and its shareholders by affording the directors of the Company an opportunity to acquire or increase their proprietary interests in the Company; and

         WHEREAS, on January 30, 1998, the Board of Directors approved the following amendments to the Director Plan;

         NOW, THEREFORE, the Director Plan is hereby amended as follows:

         1. Defined Terms. Initially capitalized terms used in this Amendment, which are not otherwise defined by this Amendment, are used with the same meaning ascribed to such terms in the Director Plan.

         2.       Amendments.

                  a. Section 3 of the Director Plan is amended to read as follows:

                  3. Total Aggregate Shares. Subject to adjustments provided in Section 11 hereof, a total of 150,000 Shares shall be subject to the Plan. The number of Shares available for issuance shall automatically increase on the first day of each calendar year beginning January 1, 1999, by an amount equal to one and one-half percent (1.5%) of the shares of the Company's Common Stock outstanding on the trading day immediately preceding January 1. The issued Shares reacquired and held by the Company, or any Subsidiary, and such number of Shares shall be and hereby is reserved for sale for such purpose. Any of such Shares that may remain unsold and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan, the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Plan. Should any Option expire or be canceled prior to its exercise in full, the Shares theretofore subject to such Option may again be the subject of any Option under the Plan.

                  b. Section 6 (c) of the Director Plan is replaced in its entirety by the following:

                  (c) Options shall automatically be granted to each Eligible Person as follows:

                           (i) on the date an Eligible Person is first elected or appointed as a Director and during the existence of the Plan, such Eligible Person shall automatically be granted an Option to acquire 4,000 shares of Common Stock for his service as a Director;

                           (ii)     on each January 1st (beginning January 1,
                                    1999) for an Eligible Person during the
                                    existence of the Plan, such Eligible Person shall automatically be granted an Option to acquire 4,000 shares of Common Stock for his service as a Director; provided, however, that during 1998, an Eligible Person shall automatically be granted an Option to acquire 4,000 shares of Common Stock on the date of the annual meeting of shareholders of the Company; provided, further however, that any Eligible Person who received a grant pursuant to Section 6(c)(i) shall not receive a grant under this subsection during the year of such Eligible Person's initial election or appointment; and

                           (iii)    on each January 1st (beginning January 1,
                                    1999), each Eligible Person serving as a Committee Member shall automatically be granted an Option to acquire 4,000 shares of Common Stock if such Eligible Person serves on the Executive Committee of the Board on such January 1, 2,000 shares of Common Stock if such Eligible Person serves on the Compensation and Stock Option Committee of the Board on such January 1 and 1,000 shares of Common Stock if such Eligible Person serves on the Audit Committee of the Board on such January 1; provided, however, that during 1998, an Eligible Person shall automatically be granted an Option to acquire the number of shares provided above on the date of the annual meeting of shareholders of the Company.

                  (c) Section 13 of the Director Plan is replaced in its entirety by the following:

                  13. Amendments, Modifications, Suspension or Discontinuance of this Plan. For purposes of complying with changes in the Code or ERISA, the Board may amend, modify, suspend or terminate the Plan at any time. For the purpose of meeting or addressing any other changes in legal requirements or any other purpose, the Board may amend, modify, suspend or terminate the Plan only once every six months.

         3. Effectiveness. This Amendment shall not become effective unless and until such provisions are approved by at least a majority vote of the holders of the outstanding capital stock of the Company present, or represented, and entitled to vote on such matter at a meeting of shareholders duly called and convened within one year following the date hereof.

         4. Approval. Except as hereinabove amended and modified, the Director Plan is approved, ratified and affirmed without further modification or amendment.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of January 30, 1998, in accordance with the authority provided by the Board of Directors.

                                    PHOENIX INTERNATIONAL LTD., INC.



                                    By: /s/ Bahram Yusefzadeh
                                       -----------------------------------------
                                            Name: Bahram Yusefzadeh
                                            Title: Chief Executive Officer

                                    EXHIBIT C

                           PHOENIX INTERNATIONAL LTD.,
                        1998 EMPLOYEE STOCK PURCHASE PLAN

1.       PURPOSE.

         This Phoenix International Ltd., Inc. 1998 Employee Stock Purchase Plan (the "Plan") is being established for the benefit of employees of Phoenix International Ltd., Inc., a Florida corporation (the "Company"), its wholly owned subsidiaries and any subsequently designated subsidiaries of the Company. The Plan is intended to provide the employees of the Employer with an opportunity to purchase Common Stock, $0.01 par value per share, of the Company (the "Shares"), through accumulated payroll deductions. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code, and the provisions of the Plan shall be construed in a manner consistent with the requirements of such Section of the Code.

2.       DEFINITIONS.

         (a)      "Board" shall mean the Board of Directors of the Company.

         (b) "Change in Capitalization" shall mean any increase, reduction, or change or exchange of Shares for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, share dividend, share split or reverse share split, combination or exchange of shares, repurchase of Shares, change incorporate structure or otherwise.

         (c) "Change in Control" of the Company shall have the meaning given in Section 16(b) hereof.

         (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         (e) "Committee" shall mean the Compensation and Stock Option Committee or any other committee of members of the Board appointed by the Board to administer the Plan and to perform the functions set forth herein. No Board member will be eligible to serve on such Committee if that Board member has within the twelve (12) month period preceding the date of his or her initial appointment to the Committee participated in the Plan.

         (f) "Company" shall mean Phoenix International Ltd., Inc., a corporation organized under the laws of the State of Florida, or any successor corporation.

         (g) "Compensation" shall mean the fixed salary, wages, commissions, overtime pay and bonuses paid by an Employer to an Employee as reported by the Employer to the United States government for federal income tax purposes, including an Employee's portion of compensation deferral contributions pursuant to Section 401(k) of the Code, any amount excludable pursuant to Section 125 of the Code and/or any non-qualified compensation deferral, but excluding any foreign service allowance, severance pay, expenses or any benefit paid by a third-party payer under any employee plan maintained by the Employer.

         (h) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Employee's Employer, if such leave is for a continuous period of not more than one year or reemployment upon the expiration of such leave is guaranteed by contract or statute.

         (i) "Designated Subsidiaries" shall mean the Subsidiaries of the Company which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan, which may include corporations which become Subsidiaries of the Company after the adoption of the Plan.

         (j) "Effective Date" shall have the meaning set forth in Section 22 hereof.

         (k) "Employee" shall mean any person, including an officer, who as of an Offering Date is regularly employed by the Company, a wholly owned Subsidiary of the Company or a Designated Subsidiary of the Company and who has completed 180 days of a Year of Service. Notwithstanding the requirement of a Year of Service, all persons employed by the Company on the Effective Date shall be considered "Employees" for purposes of the Plan.

         (l) "Employer" shall mean, as to any particular Employee, the corporation which employs such Employee, whether it is the Company, a wholly-owned Subsidiary of the Company or a Designated Subsidiary of the Company.

         (m) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (n) "Exercise Date" shall mean the last business day of each Offering Period, except as the Committee may otherwise provide. For purposes of the Plan, the term "business day" means a day on which there is permitted trading of the Shares on the Nasdaq National Market or on a national securities exchange, whichever is applicable; and if neither is applicable, a day that is not a Saturday, Sunday or legal holiday in the State of Florida.

         (o) "Fair Market Value" per Share as of a particular date shall mean:

                  (i) the closing sales price, regular way for the Shares on any national securities exchange on which the Shares are actively traded on such date (or if such exchange was not open for trading on such date, the next preceding date on which it was open); or

                  (ii) if there is no price as specified in (i), the mean of the last reported bid-and-asked quotations regular way, for the Shares on such exchange on such date (or if there was no such quotations on such date, the next preceding date); or

                  (iii) if there also is no price as specified in (ii), the closing sales price, regular way, or in the absence thereof the mean of the last reported bid-and-asked quotations, for the Shares on the other exchange on which the Shares are permitted to trade having the greatest volume of trading in the Shares during the 30-day period preceding such date, on such date (or if there were no such quotations on such date, the next preceding date); or

                  (iv) if there also is no price as specified in (iii), the final reported sales price, or if not reported in the following manner, the highest bid quotation, in the over-the-counter market for the Shares as reported by Nasdaq, or if not so reported, then as reported by the National Quotation Bureau Incorporated, or if such organization is not in existence, by an organization providing similar services, on such date (or if such date is not a date for which such system or organization generally provides reports, then on the next preceding date for which it does so); or

                  (v) if there also is no price as specified in (iv), the price determined by the Committee by reference to the bid-and-asked quotations for the Shares provided by members of an association of brokers and dealers registered pursuant to subsection 15(b) of the Exchange Act, which members make a market in the Shares, for such recent dates as the Committee shall determine to be appropriate for fairly determining current fair market value; or

                  (vi) if there also is no price as specified in (v), the price determined by the Committee for the date in question.

         (p) "Offering Date" shall mean the first business day of each Offering Period. The Offering Date of an Offering Period is the grant date for the options offered in such Offering Period. Notwithstanding the foregoing, the first Offering Date following adoption of the Plan shall be the first business day on or after the Effective Date.

         (q) "Offering Period" shall mean each twelve (12) month period commencing January 1 and ending December 31 during the term of the Plan, and except that the Committee shall have the power to change the duration of Offering Periods; however, no option granted under the Plan shall be exercisable more than twenty-seven (27) months from its date of grant. Notwithstanding the foregoing, the first Offering Period following the adoption of the Plan shall begin on the Effective Date and end on December 31, 1998.

         (r) "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting an option, each of the corporations other than the Company owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

         (s) "Participant" shall mean an Employee who participates in the Plan.

         (t) "Plan" shall mean Phoenix International Ltd., Inc. 1998 Employee Stock Purchase Plan, as amended from time to time.

         (u) "Plan Year" shall mean the calendar year, except that the Committee shall have the power to change the Plan Year.

         (v) "Shares" shall mean the Common Stock, $0.01 par value per share, of the Company.

         (w) "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an option, each of the corporations other than the last corporation in the unbroken chain owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

         (x) "Year of Service" shall mean each successive period of twelve consecutive months (from an Employee's original employment date) during which the Employee's hours of employment are 1,000 hours or more.

3.       ELIGIBILITY.

         Subject to the requirements of Sections 4(b) and 20(d) hereof, any person who is an Employee as of an Offering Date shall be eligible to participate in the Plan and be granted an option for the Offering Period commencing on such Offering Date.

         Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose shares would be attributed to such Employee pursuant to Section 424(d) of the Code) would own shares and/or hold outstanding options to purchase shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary or Parent of the Company, or (ii) which permits such Employee's right to purchase shares under all employee stock purchase plans (as described in Section 423 of the Code) of the Company and any Subsidiary or Parent of the Company to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of Fair Market Value of such shares (determined at the time such option is granted) for any calendar year in which such option would be outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code. If the Employee's accumulated payroll deductions on the last day of the Offering Period would otherwise enable the Employee to purchase Shares in excess of the Section 423(b)(8) limitation described in this Section, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the Shares actually purchased shall be credited towards the next Offering Period. In the event the Employee elects to discontinue participation in the Plan, such amount shall be promptly refunded to the Employee by the Company, without interest.

4.       GRANT OF OPTION; PARTICIPATION; PRICE.

         (a) On each Offering Date the Company shall commence an offering by granting each eligible Employee an option to purchase Shares, subject to the limitations set forth in Section 3(b) and Section 10 hereof.

         (b) Each eligible Employee may elect to become a Participant in the Plan with respect to an Offering Period, by filing an agreement with his or her Employer authorizing payroll deductions in accordance with Section 5 hereof. Such authorization will remain in effect for subsequent Offering Periods, until modified or terminated by the Participant by giving written notice to his or her Employer prior to the next occurring Exercise Date. Such authorization to make payroll deductions must be received by the Company at least twenty
                  (20) days before the next succeeding Offering Date.

         (c) The option price per Share subject to an offering shall be the lesser of (i) 85% of the Fair Market Value of the Shares or the Offering Date of reference or (ii) 85% of the Fair Market Value of the Shares on the Exercise Date of reference; and, provided further that the option price per Share shall never be less than the par value per Share.

5.       PAYROLL DEDUCTIONS.

         Subject to Section 4(b) hereof, a Participant may, in accordance with rules and procedures adopted by the Committee, authorize a payroll deduction of any whole percentage from 1% to 10% of such Participant's Compensation each pay period (the permissible range and any other limitation applicable to Participants as a whole within such percentages to be determined by the Committee from time to time). A Participant may not increase or decrease such payroll deduction (provided that a Participant may withdraw from the Plan under Section 8) during each Offering Period (unless otherwise allowed by the Committee in its sole discretion). All payroll deductions made by a Participant shall be credited to such Participant's account under the Plan.

6.       EXERCISE OF OPTION.

         (a)      Unless a Participant withdraws from the Plan as provided in
                  Section 8 hereof, or unless the Committee otherwise provides, such Participant's election to purchase Shares shall be exercised automatically on the Exercise Date, and the maximum number of Shares (excluding any fractional Share, for which purposes the purchase amount shall be rounded to the next lower whole number of Shares) subject to such option will be purchased for such Participant at the applicable option price with the accumulated payroll deductions.

         (b) Any cash balance remaining in a Participant's account after the termination of an Offering Period will be carried forward to the Participant's account for the purchase of Shares during the next Offering Period if the Participant has elected to continue to participate in the Plan. Otherwise the Participant will receive a cash payment equal to the cash balance of his or her account.

         (c) The Shares purchased upon exercise of an option hereunder shall be credited to the Participant's account under the Plan within ten (10) business days after the Exercise Date and shall be deemed to be transferred to the Participant as of such crediting date. Except as otherwise provided herein, the Participant shall have all rights of a shareholder with respect to credited Shares.

7.       DELIVERY OF SHARES.

         (a) As promptly as practicable after receipt by the Company of a written request for withdrawal of Shares from any Participant's account (or, in the discretion of the Committee, at any time after the termination of employment of any Participant), subject to Section 20(d) hereof, the Company shall arrange the delivery to such Participant of a share certificate representing the whole Shares credited to the Participant's account which the Participant requests to withdraw. Subject to Section 7(b) hereof, withdrawals may be made no more frequently than once each Offering Period. Shares received upon share dividends or share splits shall be treated as having been purchased on the Exercise Date of the Shares to which they relate.

         (b) Notwithstanding anything in Section 7(a) hereof to the contrary, Shares may be withdrawn by a Participant more than once during an Offering Period under the following circumstances: (i) within sixty (60) days following a Change in Control of the Company or (ii) upon the approval of the Committee, in its sole discretion.

8.       WITHDRAWAL; TERMINATION OF EMPLOYMENT.

         (a) A Participant may withdraw at any time all, but not less than all, cash amounts in his or her account under the Plan that have not been used to purchase Shares by giving written notice to the Company at least thirty (30) days prior to the next occurring Exercise Date or otherwise as may be approved by the Committee in its sole discretion. All such payroll deductions credited to such Participant's account shall be paid to such Participant promptly after receipt of such Participant's notice of withdrawal and such Participant's option for the Offering Period in which the withdrawal occurs shall be automatically terminated. No further payroll deductions for the purchase of Shares will be made for such Participant during such Offering Period.

         (b) Upon termination of a Participant's Continuous Status as an Employee during an Offering Period for any reason, including voluntary termination, retirement or death, the payroll deductions credited to such Participant's account that have not been used to purchase Shares shall be returned to such Participant or, in the case of such Participant's death, to the person or persons entitled thereto under Section 12 hereof, and such Participant's option will be automatically terminated. Notwithstanding the foregoing, upon the termination of a Participant's employment because of the Participant's death, the Participant's beneficiary (designated by the Participant in accordance with Section 12 hereof) shall have the right to elect, by written notice given to the Company prior to the earlier of thirty (30) days prior to the next occurring Exercise Date (or otherwise as may be determined by the Committee in its sole discretion) under the Plan or the sixtieth (60th) day after the Participant's death, to exercise the Participant's option for the purchase of Shares on such Exercise Date for the purchase of the number of full Shares which the accumulated payroll deductions in the Participant's account at the date of the Participant's death will purchase at the applicable option price, and any excess in such account will be paid to such beneficiary. If no such written notice of election is duly received by the Company, the first sentence of this Section 8(b) shall control.

         (c) Except as provided in Section 20(d) hereof, a Participant's withdrawal from an offering will not have any effect upon such Participant's eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

9.       INTEREST.

         No interest shall accrue on or be payable with respect to the payroll deductions of a Participant in the Plan.

10.      SHARES.

         (a) The maximum number of Shares which shall be reserved for sale under the Plan shall be 100,000 Shares, which number shall be subject to adjustment upon Changes in Capitalization of the Company as provided in Section 16 hereof. Such Shares shall be either authorized and unissued Shares or Shares which have been reacquired by the Company. If the total number of Shares which would otherwise be subject to options granted pursuant to Section 4 hereof on an Offering Date exceeds the number of Shares then available under the Plan (after deduction of all Shares for which options have been exercised or are then outstanding), the Committee shall make a pro rata allocation of the Shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Committee shall give written notice to each Participant of such reduction of the number of option Shares affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

         (b) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or, at the election of the Participant, in the name of the Participant and another person as joint tenants with rights of survivorship.

         (c) Until Shares shall have been credited to a Participant's account in accordance with Section 6(c) hereof, the Participant shall not have any rights or privileges of a shareholder with respect to any Shares purchasable hereunder.

11.      ADMINISTRATION.

         The Plan shall be administered by the Committee, and the Committee may select administrator(s) to whom its duties and responsibilities hereunder may be delegated. The Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable. Any decision evidenced by the unanimous written consent of the members of the Committee shall be fully effective as if it had been made at a meeting duly held. Except as otherwise provided by the Committee, each Employer shall be charged with all expenses incurred in the administration of the Plan with respect to such Employer's Employees. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any shareholder.

12.      DESIGNATION OF BENEFICIARY.

         (a) A Participant may file with the Company, on forms supplied by the Company, a written designation of a beneficiary who is to receive any Shares and cash remaining in such Participant's account under the Plan in the event of the Participant's death.

         (b) Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company, on forms supplied by the Company. In the event of the death of a

Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant in accordance with the applicable laws of descent and distribution, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

13.      TRANSFERABILITY.

         Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant (other than by will, the laws of descent and distribution or as provided in Section 12 hereof). Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 8 hereof.

14.      USE OF FUNDS.

         All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such funds.

15.      REPORTS.

         Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to Participants as soon as practicable following each Offering Period, which statements will set forth the amounts of payroll deductions, dividends, dividend reinvestments and additional cash payments, the per Share purchase price, the number of shares purchased, the aggregate Shares in the Participant's account and the remaining cash balance, if any.

16.      EFFECT OF CERTAIN CHANGES.

         (a) In the event of a Change in Capitalization or the distribution of an extraordinary dividend, the Committee shall conclusively determine the appropriate equitable adjustments, if any, to be made under the Plan, including without limitation adjustments to the number of Shares which have been authorized for issuance under the Plan but have not yet been placed under option, as well as the price per Share covered by each option under the Plan which has not yet been exercised. In the event of a Change in Control of the Company, the Offering Period shall terminate unless otherwise provided by the Committee. For purposes of the preceding sentence, (i) the Committee may establish the date of the event constituting the Change of Control and such date shall be the Exercise Date for such Offering Period, or (ii) the Committee may terminate the Plan in which case all Shares and cash amounts in a Participant's account shall be refunded as elsewhere provided herein.

         (b) "Change of Control" shall be deemed to have occurred if (i) a tender offer shall be made and consummated for the ownership of 25% or more of the outstanding voting securities of the Company, (ii) the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, (iii) the Company shall sell at least 75% of its assets by value in a single transaction or in a series of transactions to another corporation which is not a wholly owned subsidiary of the Company, or (iv) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Exchange Act, shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record). For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on the date hereof) pursuant to the Exchange Act.

17.      TERM OF PLAN.

         Subject to the Board's right to discontinue the Plan (and thereby end its Term) pursuant to Section 18 hereof, the Term of the Plan (and its last Offering Period) shall end on December 31, 2008. Upon any discontinuance of the Plan, unless the Committee shall determine otherwise, any assets remaining in the Participants' accounts under the Plan shall be delivered to the respective Participant (or the Participant's legal representative) as soon as practicable.

18.      AMENDMENT TO AND DISCONTINUANCE OF PLAN.

         (a) Subject to Section 18(b) hereof, the Board may at any time amend, suspend or discontinue the Plan. Except as provided in
                  Section 16 hereof, no such suspension or discontinuance may adversely affect options previously granted and no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant which accrued prior to the date of effectiveness of such amendment without the consent of such Participant. No amendment shall be effective unless it receives the requisite approval of the shareholders of the Company if such shareholder approval of such amendment is required to comply with Rule 16b-3 under the Exchange Act or Section 423 of the Code or to comply with any other applicable law, regulation or stock exchange rule.

         (b) For the purpose of complying with changes in the Code or ERISA, the Board may amend, modify, suspend or terminate the Plan at any time. For the purpose of meeting or addressing any other changes in legal requirements or any other purpose, the Board may amend, modify, suspend or terminate the Plan only once every six months. Subject to changes in law or other legal requirements, including any provisions of Rule 16b-3 under the Exchange Act that would permit otherwise, the Plan may not be amended without the consent of the holders of a majority of the shares of Common Stock then outstanding or the vote of the shareholders of the Company as provided in Section 20(c) hereof, to (i) increase materially the aggregate number of shares that may be issued under the Plan (except for adjustments pursuant to Section 16 of the Plan); (ii) increase materially the benefits accruing to Participants under the Plan; or (iii) modify materially the requirements as to eligibility for participation in the Plan.

19.      NOTICES.

         All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

20.      REGULATIONS AND OTHER APPROVALS; GOVERNING LAW; SECTION 16 COMPLIANCE.

         (a) This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Florida without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

         (b) The obligation of the Company to sell or deliver Shares with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

         (c) To the extent applicable hereto, the Plan is intended to comply with Rule 16b-3 under the Exchange Act, and the Committee shall interpret and administer the provisions of the Plan in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan. This Plan shall be subject to approval by shareholders of the Company owning a majority of the issued outstanding shares of common stock present or represented and entitled to vote at a meeting duly held in accordance with applicable law.

         (d) For any Participants subject to Section 16 of the Exchange Act, (i) such Participants who cease participation in the Plan may not participate again for at least six (6) months, and
                  (ii) unless the Committee otherwise determines after due regard for Rule 16b-3(d)(2)(i), any Shares purchased by such Participant shall remain in such Participant's account for six
                  (6) months from the Exercise Date for such Shares.

         (e) Shares shall not be issued unless such issuance and delivery shall comply with all applicable provisions of law, domestic or foreign, and the requirements of any stock exchange upon which the Shares may then be listed, including, in each case the rules and regulations promulgated thereunder, and shall be further subject to the approval of counsel for the Company with respect to such compliance, which may include a representation and warranty from the Participant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares.

         (f) Nothing contained in this Plan, or any modification or amendment to the Plan, or in the creation of any account, or the execution of any subscription agreement, or the issuance of any Shares under the Plan, shall give any Employee any right to continue employment or any legal or equitable right against the Company or any Subsidiary, or any officer, director, or employee thereof, except as expressly provided by the Plan.

21.      WITHHOLDING OF TAXES.

         By electing to participate in the Plan, each Employee acknowledges that the Company and its participating Subsidiaries are required to withhold taxes with respect to the amounts deducted from the Employee's Compensation and accumulated for the benefit of the Employee under the Plan, and each Employee agrees that the Company and its participating Subsidiaries may deduct additional amounts from the Employee's Compensation, when amounts are added to the Employee's Account, used to purchase common stock or refunded, in order to satisfy such withholding obligations. If the Participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Participant pursuant to such Participant's exercise of an option, and such disposition occurs within the two-year period commencing on the day after the Offering Date or within the one-year period commencing on the day after the Exercise Date, such Participant shall, within ten (10) days of such disposition, notify the Company thereof and thereafter immediately deliver to the Participant's Employer any amount of federal, state or local income taxes and other amounts which the Company informs the Participant the Company is required to withhold. The Participant's Employer may also satisfy any applicable withholding amounts by deducting the necessary amounts of withholding from the Participant's wages and, in the Committee's sole discretion, any other amounts owed to or held for the account of the Participant.

22.      EFFECTIVE DATE.

         The Plan shall be effective (the "Effective Date") as of the latter to occur of (a) July 1, 1998 or (b) the date on which each of the following shall have occurred: (i) this Plan shall have been approved by the shareholders as set forth in Section 20(c) hereof and (ii) a registration statement for the Plan shall have become effective under the Securities Act of 1933, as amended.

                                                                      APPENDIX D



                       PROXY SOLICITED FOR ANNUAL MEETING
                               OF SHAREHOLDERS OF
                        PHOENIX INTERNATIONAL LTD., INC.
                             TO BE HELD MAY 8, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby constitutes and appoints Bahram Yusefzadeh and Raju
M. Shivdasani and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated on the reverse, all of the shares of Common Stock of Phoenix International Ltd., Inc. ("Phoenix") that the undersigned would be entitled to vote at the 1998 Annual Meeting of Shareholders of Phoenix to be held at the Corporate Headquarters, 500 International Parkway, Heathrow, Florida on Friday, May 8, 1998 at 10:00 a.m. local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is acknowledged, and upon any other business that may properly come before the meeting or any adjournment. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES TO THE BOARD OF DIRECTORS. FOR THE PROPOSAL TO AMEND THE COMPANY'S 1995 STOCK OPTION PLAN (OCTOBER), FOR THE PROPOSAL TO AMEND THE COMPANY'S 1996 DIRECTOR STOCK OPTION PLAN, FOR THE PROPOSAL TO ADOPT THE COMPANY'S 1998 EMPLOYEE STOCK PURCHASE PLAN AND AS THE PROXY HOLDER MAY DETERMINE IN HIS DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

     PLEASE MARK, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

                                         Please Detach and Mail in the Envelope Provided

A [X]  Please mark your
       votes as in this
       example.

               FOR all nominees   WITHHOLD AUTHORITY
               listed at right       to vote for
              (except as marked      all nominees
                marked to the       listed at right
                  contrary)
                                                                                                               FOR  AGAINST  ABSTAIN
1. Election of                                Nominees: Class II          2.  Proposal to amend the Company's  [ ]    [ ]      [ ]
   Directors:      [   ]                [   ]           Nominees              1995 Stock Option Plan, effective
                                                        (for a three          as of October 21, 1995, to
                                                        -year term)           increase the shares reserved
                                                        Paul A. Jones         for issuance thereunder and
(INSTRUCTION:  To withhold authority to vote for        J. Michael Murphy     other matters therein;
any individual nominee(s) write that nominee's          Glenn W. Sturm
name(s) in the space provided below.                                      3.  Proposal to amend the Company's  [ ]    [ ]      [ ]
                                                                              1996 Director Stock Option Plan
                                                        Class III Nominee     to increase the shares reserved
_______________________________________________         (for a one-year       for issuance thereunder and
                                                        term)                 and other matters therein;
                                                        Raju M. Shivdasani
                                                                          4.  Proposal to adopt the Company's  [ ]    [ ]      [ ]
                                                                              1998 Employee Stock Purchase
                                                                              Plan; and

                                                                          5.  To transact such other business as may properly come
                                                                              before the Annual Meeting or any adjournment thereof.

                                                                          WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING,
                                                                          PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING
                                                                          PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS
                                                                          PROMPTLY AS POSSIBLE.



Signature of Shareholder(s)____________________________Signature of Shareholder(s)__________________________  Dated_________1998
Note:  Please sign exactly as name or names appear hereon.  When more than one owner is shown, each should sign.  Persons signing in a fiduciary or representative capacity shall give full title.  If a corporation, please sign in full corporate name by authorized officer.  If a partnership, please name by authorized person.